EXHIBIT 10.4

LEASE

THIS INDENTURE OF LEASE, made on the 22nd day of March 2011, by and between 511 ENTERPRISES, INC. (“511”), hereinafter called the “Landlord”, which term shall include its successors and assigns wherever the context so requires or admits, and MMAX MEDIA INC. (“MMM”), “Tenant”, whose mailing address is 511 North East Third Avenue, First Floor, Fort Lauderdale, FL, herein designated as the “Tenant”.

WITNESSETH:

1.

LEASED PREMISES.

That for and in consideration of the payment from time to time of rents hereinafter stipulated and for and in consideration of the performance of the covenants hereinafter contained by the Tenant to be kept and performed, the Landlord has leased, let and demised and by these presents does lease, let and demise unto the Tenant, and. the Tenant accepts from the Landlord, those certain premises known as 511 Northeast Third Avenue, Fort Lauderdale, FL 33301 (herein called the “Building”), which premises are located on the First Floor and consist of an area of approximately 2,500 +1- square feet within the Building, herein called “the leased promises” or “Rentable Square Feet”.

The use and occupation by the Tenant of the leased premises shall include the use in common with others entitled thereto of the common areas, employees’ parking areas, service roads, sidewalks and customer oar parking areas, hallways, stairwells and other facilities as may be designated from time to time by Landlord, subject, however, to the terms and conditions of this Lease and to reasonable rules and regulations for the use thereof, as prescribed from time to time by the Landlord, but which shall not materially and adversely affect Tenant’s use.

2.

INITIAL TERM.

This Lease shall be effective as of the date of execution by both parties. The initial term of this Lease shall commence on the “Rent Commencement Date”. The term of this Lease shall be for One (1) year following the “Rent Commencement Date” unless sooner terminated or extended as hereinafter provided.

The Rent Commencement Date shall be April 1, 2011.

3.

RENT.

A.

The Tenant hereby agrees to pay to the Landlord, without demand, and without any deduction or set-off whatsoever, for the initial term of this Lease, the annual rental of $33,000.00, in lawful money of the United States, in equal monthly installments of $2,750.00 in advance on the first day of each month during said term, at the office of the Landlord, 511 North East Third Avenue, Second Floor, Fort Lauderdale, FL or at such other place or places as the Landlord may from time to time designate in writing. Said rent hereinafter called “annual minimum rent”. In addition, Tenant shall pay all rental, use or sales tax on rent, levied by governmental agencies.

B.

If the monthly rent is not paid by the fifth (5th) day of any month, Tenant shall pay Landlord an additional FIVE (5%) PERCENT of the delinquent rent due under Paragraph 3 (A). This 5% payment obligation shall be considered additional rent hereunder.

4.

TAXES.

Tenant shall not be obligated to pay real estate taxes relative to the leased premises except such taxes attributable to improvements within the Building or any part thereof made by the Tenant hereunder or attributable to the installation in the Building or any part thereof of fixtures, machinery or equipment by the Tenant. Tenant shall also be responsible for any special or other assessment or levy or any taxes attributable to or assessed by reason of any of Tenant’s personal property located within the Building. If there shall be levied, assessed or imposed any tax, assessment, levy, imposition, excise or charge on accountant of the rent payable hereunder or any special or other assessment or levy which is imposed upon the Building because of Tenant’s occupancy, then the same shall be Tenant’s obligation and deemed to be included within the term “rent” for the pm ores hereof, Landlord shall give prompt notice to Tenant of any such tax, levy, assessment or imposition. Tenant may at its own cost and expense challenge or dispute any such tax, levy, assessment or imposition with the governing authority, However, Tenant shall at no time allow such tax, levy, assessment or imposition to become a lien or charge against Landlord’s property. Tenant shall pay or bond off any such levy pending such challenge if requested by Landlord.

Tenant shall be responsible for payment before delinquency of all franchise taxes, assessments, levies or charges measured by or based in whole or in part upon the rents payable hereunder or gross receipts of Tenant and all sales taxes and other taxes imposed upon or assessed by reason of the rents and other charges payable hereunder. Tenant shall pay the Florida sales tax imposed on rent to Landlord monthly with Tenant’s rental payments.

5.

UTILITY CHARGES.

Landlord shall not be liable in the event of any interruption in the supply of any utilities unless caused by the gross negligence and willful indifference of Landlord. Tenant agrees that it will not install any equipment which will exceed or overload the capacity of any utility facilities and that, if any equipment installed by Tenant shall require additional utility facilities, the same shall be installed at Tenant’s expenses in accordance with plans and specifications to be approved in writing by Landlord. Tenant shall be solely responsible for and shall promptly pay all charges for use or consumption of all utilities and services, including, but not limited to, heat, gas, electricity, heated or chilled water, sewer, water, or any other utility services, including the cost of any separate meter or hook-up charge for such utilities or services separately billed to Tenant. It is anticipated that certain utility bills may be issued in common with other portions of the Building, including water, in which event Tenant shall pay Tenant’s share (including share of common area charges), based on the square footage of the leased premises as compared to the square footage of all premises in the Building (agreed to be 2500 square feet of 5000 square feet). As to utility and other charges which are separately metered or separately billed, the same shall be paid directly by Tenant. Tenant shall be solely responsible for maintenance and monitoring of the security system currently installed at the Premises.

6.

USE OF PREMISES.

Tenant shall use the leased premises solely for the purposes of operating business offices. Tenant shall use, or permit to be used, the leased premises for no other purpose and such use and occupancy shall at all times be in compliance with all applicable laws, ordinances and governmental regulations at tenant’s sole expense. The Tenant agrees to conduct continuously in the leased premises the business above stated. Tenant shall keep the interior of the leased premises, together with all electrical, plumbing, heating, air conditioning, ether mechanical installations therein (or in the floor slabs, walls and ceiling), office front and all doors in good order and repair at its own expenses during the entire term.

7.

SECURITY DEPOSIT.

A.

Tenant, contemporaneously with the execution of this Lease shall deposit with the Landlord the sum of $7,205.00 receipt of which is hereby acknowledged by the Landlord; of which $5,830.00 is the first and last months’ rental deposit with current taxes and $1,375.00 is security for the full and faithful performance by the Tenant of all the terns, covenants and conditions of this Lease upon Tenant’s part to be performed, which said security deposit shall be returned to the Tenant after the time fixed as the expiration of the term hereof, provided the Tenant has fully and faithfully carried out all of the said terms, covenants and conditions on Tenant’s part to be performed. Landlord shall have the right, but not the obligation, to apply any part of said deposit to cure any default of Tenant, and without prejudice to any other remedy Landlord may have on account thereof, and, if Landlord does so, Tenant shall, upon demand, deposit with Landlord the amount so applied so that the Landlord shall have the full deposit on hand at all times during the term of this Lease. Tenant’s failure to pay to Landlord a sufficient amount to restore said security to the original sum deposit within Ten (10) days after receipt of demand therefore shall constitute a breach of this Lease. The Landlord shall pay no interest to the Tenant on such security deposit. Should Tenant comply with all of said terms, covenants and conditions and promptly pay all of the rental herein provided for as it falls due and all other sums payable by the Tenant to the Landlord hereunder, the said deposit shall be returned in full to the Tenant within TEN (10) days after the end of the term of this Lease or earlier termination of this Lease. Landlord shall provide Tenant written notice of any claim against the deposit within ten days of lease termination.

B.

In the event of bankruptcy or other creditor or debtor proceedings against the Tenant, all security shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to the filing of such proceedings.

C.

In the event of a sale of the Building or a lease of the land on which it stands, subject to this Lease, the Landlord shall transfer the security to the vendee or lessee and the Landlord shall be considered released by the Tenant from all liability for the return of such security, and the Tenant shall look to the new landlord solely for the return of the said security and it is agreed that this shall apply to every transfer or assignment made of the security to a new landlord. The security deposited under this Lease shall not be mortgaged, assigned, transferred or encumbered by the Tenant without the prior written consent of the Landlord and may be commingled with other funds of Landlord.

8.

PARKING AND COMMON USE AREAS AND FACILITIES.

Landlord grants to Tenant, in common with other tenants and other occupants in the Building and their agents, employees and customers and persons doing work for or business in the Building the right to use the “common areas” consisting of the parking areas, roadways, pathways, sidewalks, hallways, stairwells, elevators, entrances and exits and other areas and facilities designated for common area use in the Building containing the leased premises.

The common areas shall be subject to the exclusive control and management of Landlord and. Landlord shall have the right to establish, modify, change and enforce rules and regulations with respect to the common areas, and Tenant agrees to abide by and conform to such rules and regulations. The right of customers to use the parking facilities shall apply only while they are doing business in the Building. Tenant agrees that it and its officers and employees will park their automobiles only in such areas as Landlord from time to time designates for employee parking areas, which areas may be within or without the lard and Building. Tenant shall not park trucks or delivery vehicles on the parking areas, nor permit delivery of supplies or merchandise at any place other than that designated by Landlord, Landlord shall have the right to close any part of the common area for such time as may, in the opinion of counsel, be necessary to prevent a dedication thereof, or the accrual of any rights in any person, and to close any part of the parking area for such time as Landlord deems necessary in order to discourage non-customer parking and to do other things in the parking areas as Landlord in its discretion deems necessary for the benefit of the Building.

9.

LEASEHOLD IMPROVEMENTS.

Tenant shall be allowed immediate possession of the leased premises to complete the following leasehold improvements, to wit:

Clean, spackle, paint, remove and haul debris, clean the carpet (instead of replacement), dean the wood floors and make the necessary patches, and update the bathrooms (new toilet seats/paint).

The above improvements shall be completed by the Tenant with a contractor of its choice, subject to Landlord’s approval. Landlord shall pay Tenant $1,425.00 as a credit for the improvements made upon completion. In addition, landlord shall pay for a basic serviceable paint (materials only) to be used by Tenant’s contractor for the leased premises as set forth above, which shall be paid no later than the completion of these Improvements and upon submission of receipts or purchase orders.

The parties further agree that Landlord shall have all air conditioning units serviced before the effective date of this lease to assure that ail are in good working order. Landlord shall also at its own expense replace all discolored or damaged ceiling tiles throughout the leased premises and clean, repair or replace the awning at the entrance.

By taking possession hereunder, Tenant acknowledges that it has examined the leased premises and accepts same as being in the condition called for in this Lease, subject only to the immediately preceding paragraph. Tenant shall take possession of the leasehold premises in an

“as is” condition, subject only to the ceiling tiles and awnings. Landlord represents that it is not aware of any hidden damage or undisclosed defects regarding the Premises, Tenant represents that it has had the Premises inspected by a contractor of its choosing and had the right and ability to perform any other inspections it desired prior to signing this Lease.

All leasehold improvements other than as specifically set forth earlier in this paragraph shall be Tenant’s obligation, Tenant shall submit plans and specifications for such leasehold improvements prior to construction of same. Landlord shall have TEN (10) days to approve or disapprove of same, which approval shall not be unreasonably withheld, If Tenant is not using Landlord’s recommended contractor (i.e. a contractor being used by Landlord) to construct the leasehold improvements, Landlord shall have the right to approve Tenant’s contractor, approve contractor’s insurance, approve the subcontractors and delay access until, the commencement of the Lease term. Landlord shall not be unreasonable in granting approval or denying access for inspections.

10.

CHANGES AND ADDITIONS TO BUILDING.

Landlord hereby reserves the right at any time to make alterations or additions to, and to build additional units on, the Building in which the premises are contained and to build adjoining the same. Landlord also reserves the right to construct other buildings or improvements in or on the land or Building from time to time and to make alterations thereof or additions thereto and to build additional stories on any such building or buildings and to build adjoining the same or on adjoining lands. Landlord shall take no action to render the Premises untenantable or unreasonably impede access to the Premises.

11.

REPAIRS.

Landlord shall not be required to make any repairs or improvements of any kind upon the leased premises except for necessary exterior structural repairs, including the roof Tenant shall, at its own cost and expense, take good care of and make necessary repairs to the interior of the leased premises, and the fixtures and equipment therein and appurtenances thereto, including but not limited to the exterior and interior windows, doors and entrances, office fronts, signs, showcases, floor coverings, interior walls, columns and partitions and lighting, heating and plumbing, and air conditioning.

12.

SUBORDINATION, ESTOPPEL CERTIFICATE AND ATTORNMENT.

Tenant agrees that this Lease shall be subordinate to any mortgages or the lien resulting from any financing or refinancing now or hereinafter in force against the land and buildings of which the leased premises are a part. This shall be self-operative and no further instrument of subordination shall be required by any mortgagee. However, the Tenant, upon request of any party-in-interest, shall execute promptly such instrument or certificates to carry out the intent hereof as shall be reasonably requested by the Landlord, Tenant hereby irrevocably appoints Landlord as Attorney-in-Fact for the Tenant with full power and authority to execute and deliver, in the name of the Tenant, any such instrument or certificates, if, TEN (10) days after the date of a written request by Landlord to execute such instruments, Tenant shall not have executed the same. Without limiting the preceding sentence, if, TEN (10) days after the date of a written request by Landlord to execute such instruments, Tenant shall not have executed the same, the Landlord may, at its option cancel this Lease without incurring any liability on account thereof and the term hereby granted is expressly limited accordingly. Within TEN (10) days after request therefore by Landlord, or in the event that upon any sale, assignment or hypothecation of the leased premises and/or the land thereunder by Landlord an estoppel certificate shall be required from the Tenant, the Tenant agrees to deliver, in recordable form, an estoppel certificate to any proposed mortgagee or purchaser to the owner certifying and stating as follows: (a) this Lease has not been modified or amended (or if modified or amended, setting forth such modifications or amendment); (b) this Lease as so modified or amended is in fall force and effect (or if not in full force and effect, the reason therefore); (c) Tenant has no offsets or defenses to its performance of the terms and provisions of this Lease, including the payment of rent or, if there are any such defenses or offsets, specifying the same; (d) Tenant is in possession of the premises, if such be the case; (e) if an assignment of rents or leases has been served upon Tenant by a mortgagee or prospective mortgagee, Tenant has received such assignment and agrees to be bound by the provisions thereof; and (f) any other accurate statements reasonably requested by Landlord, any prospective landlord or Landlord’s mortgagee or prospective mortgagee. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee and their respective successors and assigns and Tenant shall be liable for all loss, cost or expenses resulting from the failure of any sale or funding of any lean caused by any misstatement contained in such estoppel certificate, At the option of the Landlord or any successor landlord or holder of any mortgage affecting the fee of the leased premises, Tenant agrees that neither the cancellation nor the termination of any ground underlying the lease to which this Lease is now or may hereinafter become subject or subordinate, nor any foreclosure of a mortgage affecting the fee title of the leased premises, or the institution of any suit, action, summary or other proceeding by the Landlord herein or any successor landlord, or any foreclosure action proceeding brought by the holder of any such mortgage to recover possession of the leased premises shall by operation of law or otherwise result in the cancellation or termination of this Lease. or the obligations of the Tenant hereunder, and Tenant covenants and agrees to attorn to the Landlord or to any successor to the Landlord’s interest in the leased premises, or to such holder of such mortgage or ground or underlying lease or to the purchaser of the mortgaged premises in foreclosure.

13.

ASSIGNMENT AND SUBLETTING.

Tenant agrees not to sell, assign, mortgage, pledge or in any manner transfer this Lease or any estate or interest thereunder and not to sublet the leased premises or any part or parts thereof and not to permit any licensee or concessionaire therein without the previous written consent of the Landlord in each instance. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning or subletting shall be construed to include an assignment or subletting by operation of law. If this Lease be assigned or the leased premises or any part thereof be sublet or occupied by anybody other than the Tenant, the Landlord may collect rent from the assignee, subtenant, or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant or a release of Tenant from the further performance by Tenant of any covenant on the part of Tenant herein contained. Notwithstanding any assignment or subleases, Tenant shall remain fully liable on and under this Lease and shall not be released from performing any terms, covenants and conditions of this Lease.

14.

INSURANCE AND INDEMNITY.

A.

Tenant shall, during the entire term hereof, at its sole cost and expense, provide and keep in frill force and effect a policy of general public liability and property damage insurance with respect to the leased premises, and the business operated by Tenant and any subtenants of Tenant in the leased premises in which the limits of public liability shall not be less then ONE MILLION DOLLARS ($1,000,000.00) per accident and in which the property damage liability shall not be less than full replacement cost (including addition). The policy shall name the Landlord, any person, firms or corporation designated by Landlord, and Tenant as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord THIRTY (30) days’ prior written notice. The insurance shall be in an insurance company approved by Landlord and a copy of the policy or certificate of insurance shall be delivered to the Landlord. If the term of this Lease is more than THREE (3) years (or extended beyond THREE (3) years), Landlord shall have the right to require the amount of insurance to be increased to approximate increases in the cost of living.

B.

Tenant agrees that it will not keep, use, sell or offer for sale in or upon the leased premises any article that may be prohibited by the standard form of fire insurance policy. Tenant agrees to pay any increase in premiums for fire and extended coverage insurance that may be charged during the term of this Lease on the amount of such insurance which may be carried by Landlord on said premises or the building of which they are a part, resulting from the type of activity or merchandise sold by Tenant in the leased premises, whether or not Landlord has consented to the same. Bills for such additional premiums shall be rendered by Landlord to Tenant at such times as Landlord may elect, and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid, as additional rent.

C.

Tenant will indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with the loss of fire, personal incur and/or damage to property arising from or out of any occurrence in, upon or at the leased premises, or the occupancy or use by Tenant, of the leased premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, lessees or concessionaires. In case Landlord shall, without fault on its part be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by Landlord in connection with such litigation. Tenant shall also pay all costs, expenses and reasonable attorneys’ fees (including appeals) that may be incurred or paid by Landlord in enforcing the covenants and agreements in this Lease

D.

Tenant shall replace, at the expense of Tenant, any and all plate and other glass damage or broken from any cause whatsoever, in and about the leased premises. Tenant will insure, and keep insured, at Tenant’s expenses, all plate and other glass in the leased premises for and in the name of Landlord during the term of this Lease.

On default by Tenant in obtaining any insurance required hereunder or delivering any policies or paying the premiums or other charges thereon as aforesaid, it shall be the privilege, though not the obligation, of Landlord to effect fully such insurance and likewise to pay any premiums or charges thereon. All sums so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the rate of eighteen (18%) percent per annum from the respective dates of Landlord’s rushing of each such payment, shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand. Tenant shall defend, indemnify and hold harmless the Landlord against all claims, demands, suits fines, liabilities, losses, damages, costs and expenses (including legal fees and expenses) which landlord may incur or become liable for as a result of breach by Tenant, its agents, officers, invitees and licensees of the terms or covenants of this Lease.

E.

Tenant hereby releases Landlord from any and all liability or responsibility to Tenant or anyone claiming through or under it by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property or required to be insured hereunder, even if such loss or damage shall have been caused by the fault or negligence of the Landlord, or anyone for whom Landlord may be responsible, including any other tenants or occupants of the remainder of the Building.

15.

SIGNS, FIXTURES, ALTERATIONS.

A.

Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any trade fixtures, exterior signs, floor covering, interior or exterior lighting, plumbing fixtures, or make any changes to the leased premises without first obtaining Landlord’s written consent and approval (other than movable furniture and trade fixtures). Tenant shall present to the Landlord plans and specifications for such work at the time approval is sought. Tenant shall only install signs that are approved by Landlord and in conformance with Landlord’s criteria for signage. Tenant shall pay for all costs of signs including installation and maintenance.

B.

All trade fixtures installed by Tenant shall remain the property of the Tenant and be removable at any time provided, Tenant be not in default at the time, and Tenant shall promptly, at its own expense, repair any damage to the premises in removing such trade fixture(s).

C.

All improvements and alterations shall be done in a workmanlike manner in keeping with all building codes and regulations and in no way harm the structure of the leased premises, provided that at the expiration of this Lease or any extension thereof, Tenant, at its expense, restores the within leased premises to its original condition and repairs any damage to the premises resulting from the installation or removal of such partitions, fixtures or equipment as may have been installed by Tenant if requested to do so by Landlord.

D.

The Landlord reserves the right, before approving any such changes, additions or alterations, to require the Tenant to furnish it a good and sufficient bond, conditioned that will save Landlord harmless from the payment of any claim, either by way of damages or liens. All of such changes, additions or alterations shall be made solely at the expense of Tenant; and the Tenant agrees to protect, indemnify and save harmless the Landlord on account of any injury to third persons or property; by reason of any such changes, additions or alternations, and to protect, indemnify and save harmless the Landlord from the payment of any claim of any kind or character on account of bills for labor or material in connection therewith.

16.

WASTE, NUISANCE, TRASH.

Tenant shall not commit or suffer to be committed any waste upon the leased premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the building in which the leased premises may be located or which may disturb the quiet enjoyment of any person within five hundred (500) feet of the leased premises.

Tenant shall keep the premises and all glass doors clean. Tenant agrees that the premises shall be kept free of pests, rodents and insects at its expense. Tenant shall not permit trash, garbage or refuse to be accumulated and to keep same in proper containers on the interior until they are properly removed. Tenant shall keep all mechanical apparatus free from vibration and noise that may be transmitted beyond the confines of the premises and to avoid causing objectionable odors from emanating from the premises.

17.

POSTING.

That for the period of Four (4) months prior to the expiration of this Lease or any renewal thereof, Landlord shall have the right to display on the exterior of the premises but not in any window or doorway thereof, the customary sign “For Rent”, and that during such period Landlord may show the premises and all parts thereof to prospective tenants between the hours of 9:00 a.m. and 5:00 p.m. on any day except Sunday and any legal holiday on which Tenant shall not conduct business.

18.

GOVERNMENT REGULATIONS.

Tenant shall, at Tenant’s sole cost and expense, comply with all of the requirements of all county, municipal, state, federal and other applicable governmental authorities now in force, or which may hereafter be in force, pertaining to the said premises, and shall faithfully observe in the use of the premises all municipal and county ordinances and state and federal statutes now in force or which may hereafter be in force as may be applicable to the leased Premises.

19.

DESTRUCTION OF LEASED PREMISES.

A.

If the leased premises or any part thereof shall be damaged by fire or other casualty, this Lease and all of the terms, covenants and conditions hereof shall, subject to the provisions hereinafter set forth, continue in full force and effect. The Tenant shall give prompt notice of such damage or casualty to Landlord, and Landlord shall, subject to the provisions of this paragraph hereafter set forth, upon receiving such notice, proceed, with reasonable diligence and in a manner consistent with the provisions of any underlying leases and mortgages, to repair, or cause to be repaired, such damage and, if the leased premises shall be rendered untenantable by reason of such damage, the minimum rent shall be abated for the period from the date of such damages to the date when the damage shall have been repaired as aforesaid provided. However,

Landlord shall be under no obligation to repair if the damage is caused in whole or in part by the negligence of Tenant, its officers, agents, invitees or licensees, or if Landlord is unable to collect the insurance proceeds applicable to such damage because of some action or inaction on the part of Tenant, or the employees, licensees or invitees of Tenant. In those events the cost of repairing such damage shall be paid by Tenant and there shall be no abatement of rent. Tenant acknowledges and agrees that Landlord will not carry insurance of any kind on Tenant’s furniture or furnishings or on any trade fixtures, equipment, improvements or appurtenances removable by Tenant under the provisions of this Lease, and that Landlord shall not be obligated to repair any damage thereto or replace the same. Landlord shall not be liable for any inconvenience or annoyance in any way from such damage or the repair thereof. Tenant shall be entitled to terminate this Lease if the damages render the Premises untenantable and if Landlord is unable to substantially complete the repairs that are required to be made by Landlord within sixty (60) days of receipt of notice,

20.

PARTIAL DESTRUCTION.

A.

In the event that the leased premises or the Building shall be damaged substantially or destroyed by such fire or other casualty during the term of this Lease, or of any renewal term, then Landlord may, at its option, terminate this Lease and the term and estate hereby granted by notifying Tenant, in writing, of such termination within THIRTY (30) days after the date of such damages, in which case this Lease and the term and estate hereby granted shall expire as of the date specified in such notice (which date shall not be fewer than THIRTY (30) days after the giving of such notice), as fully and completely as if such date were the date hereinbefore set for the expiration of the term of this Lease, and the rent and all other sums payable by Tenant under this Lease shall be apportioned to the date of such termination. Tenant shall be entitled to terminate this Lease if the damages render the Premises untenantable and if Landlord is unable to substantially complete the repairs that are required to be made by Landlord within sixty (60) days of receipt of notice.

Nothing herein contained shall relieve Tenant from any liability to Landlord or to its insurer in connection with any damage to the leased premises or to the Building by fire or other casualty if Tenant shall have been the cause of such damage

B.

Anything contained herein to the contrary notwithstanding, it is specifically understood and agreed that Landlord’s obligation to repair and rebuild pursuant to the foregoing shall be limited to a basic building and the replacement of any interior work which may have originally been installed at Landlord’s cost. Except as herein provided, there shall be no obligation to repair or rebuild in the case of fire or other casualty.

C.

The provisions of this paragraph shall be considered an express agreement governing any case of damage or destruction of the premises by fire or other casualty,

21.

EMINENT DOMAIN.

A.

Total Condemnation. In the event that the whole of the Building shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall cease and terminate as of the date of the actual taking. In the event of a condemnation or taking of a substantial part of the leased premises so as to destroy the usefulness of the leased premises for the purposes for which the premises were leased, Tenant shall have the right, by delivery of notice in writing to Landlord within THIRTY (30) days after the vesting of title, to terminate this Lease and the term and estate hereby granted.

B.

Total Parking Area. If the whole of the common parking areas in the Building or that portion required to provide parking for the particular building in which the leased premises are located shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date of title vesting in such proceeding unless Landlord shall take immediate steps to provide other parking facilities substantially equal to the previously existing ratio between the common parking areas and the leased premises, and such substantially equal parking facilities shall be provided by Landlord at its own expense within NINETY (90) days from the date of acquisition. In the event that Landlord shall provide such other substantially equal parking facilities, then this Lease shall continue in full force and effect. In any event, Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease, incidental costs or damages or otherwise.

C.

Partial Condemnation of Leased Premises and/or Building. In the event of a partial taking or condemnation which is not substantial enough to destroy the usefulness of the premises for the purposes for which they were leased, or in the event Tenant shall not terminate this Lease within the time above limited, Landlord shall promptly, but subject to reasonable delays, restore the leased premises to an MMMhitectural unit as nearly like its condition prior to such taking as shall be practicable, not including Tenant’s fixtures, furnishings, floor coverings, equipment, stock or other personalty, and this Lease shall continue in :full force and effect, except that, effective as of the date of the actual taking, the fixed minimum rent applicable to that portion, if any, of the leased premises which is so condemned or taken.

In the event of termination in any cases hereinabove provided, this Lease and the term and estate hereby granted shall expire as of the date of such taking in the same manner and with the same effect as if that were the date hereinbefore set for the expiration of the term of this Lease, and the rent shall be apportioned as of such date. Landlord shall thereupon return all deposits, if any, belonging to Tenant.

D.

Condemnation Award. In the event of any condemnation or taking mentioned in this paragraph, whether or not this Lease shall be terminated, Landlord shall be entitled to receive the entire award in the condemnation proceeding without deduction therefrom for any estate vested by this Lease in Tenant, and Tenant shall receive no part of such award, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof.

Although all damages in the event of any are to belong to the Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the leased premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all cost or loss to which Tenant might be put in removing Tenant’s merchandise, furniture, fixtures, leasehold improvement and equipment.

22.

DEFAULT OF THE TENANT.

(1)

If the Tenant shall default in the payment of any rent or other payments required of Tenant, or any part thereof, and if such default shall continuo for THREE (3) days after the payment shall be due, or (2) if Tenant shall default in the performance or observance of any other agreement or condition on its part to be performed or observed, and if Tenant shall fail to cure said default within TEN (10) days after notice of said default from Landlord, or (3) if any person shall levy upon, take or attempt to take this leasehold interest or any part thereof upon execution, attachment or other process of law, or (4) if Tenant shall make default with, respect to any other provision of this Lease, or (5) if the premises shall be deserted, vacated, abandoned or business operations shall not be conducted therein for â. period of thirty (30) or more days, or (6) if this Lease or any interest therein shall be operation of law devolve upon or pass to any person or persons other than Tenant, or (7) if Tenant shall become bankrupt or insolvent, or file any debtor proceedings, or take or have taken against Tenant in any court, pursuant to any statute, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s. property, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, or suffer this Lease to be taken under writ or execution or attachment, then, in any of said cases (notwithstanding any license of any former breach of agreement or condition or waiver of the benefit hereof or consent. in a former instance) Landlord lawfully may immediately, or at any time thereafter, and without any further notice or demand, terminate this Lease and Tenant will forthwith quit and surrender the leased premises, but Tenant shall remain liable as hereinafter provided.

If this Lease shall be terminated, as provided in this Paragraph:

A.

Right to Re-enter. The Landlord may immediately, or at any time thereafter subject to Florida law, re-enter and resume possession of the leased premises and remove all persons and property therefrom either by summary disposition proceedings or by a suitable action or proceeding at law or in equity, or by force or otherwise, without being liable for any damages therefore. No re-entry by the Landlord shall be deemed an acceptance of a surrender of this Lease.

B.

Right to Relet. The Landlord may relet the whole or any part of the leased premises for the period equal to, or greater or less than the remainder of the then term of this Lease, at such rental and upon such terms and conditions as the Landlord shall deem reasonable, to any tenant or tenants which it may deem suitable and satisfactory and for any use and purpose which it may deem appropriate. In no event shall the Landlord be liable in any respect for failure to relet the leased premises, or in the event of such reletting, for failure to collect the rent thereunder. Any sums received by the Landlord on a reletting in excess of the rent reserved in this Lease shall belong to the Landlord.

C.

Additional Remedies. If this Lease shall be terminated as provided in this paragraph, or by summary proceedings or otherwise, and whether or not the premises shall be relet, the Landlord shall be entitled to recover from the Tenant, and the Tenant shall pay to the Landlord, the following.

1.

a.

An amount equal to all expenses, including court costs, paralegal costs, expert witness fees and reasonable attorneys’ fees (including appeals), incurred by the Landlord in recovering possession of the leased premises, and

b.

All reasonable costs and charges for the care of the leased premises while vacant,

c.

and an amount equal to all expenses incurred by the Landlord in connection with the reletting of the leased premises or any part thereof, including broker’s commissions, advertising expenses, and cost of repairing, renovating or remodeling the leased premises, which amounts set forth in this subparagraph 1 shall be due and payable by the Tenant to the Landlord at such times as the expenses, costs and charges shall have been incurred, and

2.

An amount equal to all minimum rent, additional rent and other charges required to be paid by the Tenant under this Lease, less the not rent, if any, collected by the Landlord on reletting the leased premises; which amount shall be due and payable by the Tenant to the Landlord on the several days on which such minimum rent and other charges would have become due and payable had this Lease not been terminated, and the Tenant shall pay to the Landlord the amount of any deficiency then existing. The net rent collected by the Landlord on reletting shall be competed by deducting from the gross rents collected, the expenses, costs and charges referred to in subparagraph 1 of the subparagraph C. Without any previous notice or demand separate actions may be instituted by the Landlord against the Tenant from time to time to recover any damages which at the commencement of any such action shall then or theretofore have become due and payable to the Landlord under any provisions hereof without waiting until the end of the original teen of this Lease, and neither the institution of suit or suits, proceeding or Proceedings, nor the entering of judgment therein shall bar the Landlord from bringing a subsequent suit or proceeding for damages of any kind theretofore or thereafter suffered. It is expressly agreed that the forbearance on the part of the Landlord in the institution of any suit or entry of judgment for any part of the rent herein reserved to Landlord shall in no way serve as a defense nor prejudice a subsequent action for such rent.

D.

In the event of a breach or threatened breach by Tenant of any covenants or provisions hereof, Landlord shall have the right of injunction and right to invoke any remedy allowed at law or in equity as if re-entry summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all. rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the leased premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

23.

ATTORNEYS’ FEES.

Tenant shall be liable for and shall pay on demand all costs and expenses, including reasonable attorney’ fees, paralegal fees, expert witness fees, court costs and costs of appeals at trial or appellate levels (whether or not litigation is filed) incurred by Landlord in enforcing the covenants, terms and conditions of this Lease.

24.

LANDLORD’S LIEN.

In. addition to any statutory lien for rent in the Landlord’s favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipments, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated in the premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this paragraph at public or private sale upon FIVE (5) days notice to Tenant. Tenant hereby agrees to execute such financing statements and other instruments necessary or desirable in Landlord’s discretion to perfect the security interest hereby created. Any statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.

25.

ACCORD AND SATISFACTION.

No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

26.

ENTIRE AGREEMENT.

This Lease and the exhibits attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understanding between Landlord and Tenant concerning the leased premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as set forth herein. Except as herein provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced in writing and Signed by them.

27.

FORCE MAJEURE.

In the event either party hereto shall be delayed or hindered in or prevented from the performing of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, act of God or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this paragraph shall not operate to excuse Tenant from the prompt payment of rent, percentage rent, additional rent or any other payments required by any terms of this Lease.

28.

NOTICES.

A.

Any notice by Tenant to Landlord must be served by Certified or Registered Mail, Return Receipt Requested, postage prepaid, addressed to Landlord at the address first hereinabove given or at such other address as Landlord may designate by written notice, or by hand delivery with a receipt or by overnight delivery service providing a receipt.

B.

Any notice by Landlord to Tenant must be served by Certified or Registered Mail., Return Receipt Requested, postage prepaid, addressed to Tenant at the leased premises or at such other address as Tenant shall designate by written notice, or by hand delivery with a receipt or by overnight delivery service providing a receipt.

29.

BROKER’S COMMISSION.

Each of the parties represents and warrants that other than as set forth immediately hereafter, there are no claims for brokerage commission or finders fees in connection with the execution of this Lease, and each of the parties agrees to indemnify the other against, and hold it harmless from, all liabilities arising from any such claim (including, without limitation, the cost of attorneys’ fees in connection therewith). Tenant utilized the services of TJT Enterprises, Inc d/b/a/ ComReal Fort Lauderdale. Landlord has signed a Commission Agreement with TST Enterprises, Inc d/b/a ComReal Fort Lauderdale and shall pay commissions in accordance with that separate agreement,

30.

INTERPRETATION.

The laws of the State of Florida shall govern the validity, performance and enforcement of this Lease. It is agreed that if any provision of this Lease shall be determined to be void by any coat of competent jurisdiction then such determination shall not affect any other provision of this Lease all of which other provision shall remain in full force and effect, and it is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

31.

NO OPTION.

The submission of this Lease for examination does not constitute an offer to Lease, a reservation of, or option for the leased premises and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord and Tenant,

32.

NO REPRESENTATION BY LANDLORD.

It is understood and agreed by the parties hereto that this Lease contains all of the covenants, agreements, terms, provisions and conditions relating to the leasing of the leased premises, and that the Landlord has not made and is not making, and the Tenant, in executing and delivering this Lease, is not relying upon any warranties, representations, promises, or statements, except to the extent that the same may expressly be set forth in this Lease.

33.

NO WAIVER.

The failure of the Landlord to insist in any one or more instances upon the strict performance of any one of the covenants, agreement, terms, provisions or conditions of this. Lease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such covenant, agreement, term, provision, condition or election, but the same shall continue and remain in full force and effect. No waiver by the Landlord of any covenant, agreement, terns, provision or condition of this Lease shall be deemed to have been made unless expressed in writing and signed by the Landlord. No surrender of the leased premises or of any remainder of the term of this Lease shall be valid unless accepted by the Landlord in writing. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of said premises ‘prior to the termination of the Lease. The delivery of keys to any employee of Landlord or Landlord’s agents shall not operate as a termination of the Lease or a surrender of the premises. The receipt and retention by Landlord of rent or additional rent from anyone other than the Tenant shall not be deemed a waiver of the breach by the Tenant of any covenant, agreement, term, provision or condition herein contained, or the acceptance of such other person as a Tenant, or a release of the Tenant from the further performance by the Tenant of the covenants, agreements, terms, provisions and conditions herein contained. The receipt and retention by the Landlord of rent or additional rent with knowledge of the breach of any covenant, agreement, term, provision or condition herein contained shall not be deemed a waiver of such breach. The taking of possession of the leased premises by the Tenant shall be conclusive evidence as against Tenant that Tenant accepts same “AS IS” and that said premises were in good and satisfactory condition at the time such possession was so taken and the Landlord has complied in all respects with any requirements set forth in this Lease. If the term “Tenant”, as used herein, refers to more than one person, the Landlord may treat any breach of this Lease by one of such persons as a breach by all.

34.

RELATIONSHIP OF THE PARTIES.

Nothing contained herein in this Lease shall be construed by the parties hereto or by any third party as constituting the parties as principal, agent, partners or joint venturers, nor shall anything herein render either party (other than the guarantor) liable for the debts and obligations of any other party, it being understood and agreed that the only relationship between Landlord and Tenant is that of Landlord and Tenant.

35.

OPTION FOR ADDITIONAL TERMS,

Provided that Tenant has not defaulted under any of the terms, covenants or conditions of this Lease, and further provided that Tenant shall give Landlord written notice not less than

THREE (3) months prior to the expiration date of the base term of this Lease, Tenant shall have the option to renew this Lease for ONE (1) additional term of ONE (1) year, on the same covenants and conditions as herein provided, provided however that the annual minimum rent shall be increased to $39,000.00 ($3,250.00 per month, plus applicable tax).

Provided that Tenant has not defaulted under any of the terms, covenants or conditions of this Lease within the first option period as set forth above, and further provided that Tenant shall give Landlord written notice not less than THREE (3) months prior to the expiration date of the first option term of this Lease, Tenant shall have the option to renew this Lease for ONE (1) additional term of ONE (1) year, on the same covenants and conditions as herein provided, provided however that the annual minimum rent shall be increased to market value or as negotiated between the parties.

36.

SURRENDER OF LEASED PREMISES.

Tenant covenants and agrees that it will, at the termination of this Lease, in whatever manner such termination may be brought about, promptly surrender and deliver such premises to Landlord in good condition, ordinary wear and tear excepted.

37.

HOLDING OVER.

If the Tenant shall occupy said premises, with the consent of the Landlord, after the expiration of this Lease, and rent is accepted .from said Tenant, such occupancy and payment shall be construed as an extension of this Lease for the term of one (1) month only from the date of such expiration. In such event, if either Landlord or Tenant desires to terminate said occupancy at the end of any month, the party so desiring shall give the other party at least FIFTEEN (15) days written notice. In the event the Tenant fails to give such notice, Tenant shall be obligated to pay rent for an additional calendar month following the month in which Tenant has vacated the leased premises.

If such occupancy continues without the consent of Landlord, Tenant shall pay the Landlord, as liquidated damages, double the amount of rent specified in this Lease for the time Tenant retains possession of the premises or any part thereof after termination of the term by lapse of time or otherwise.

38.

QUIET ENJOYMENT.

Upon payment of the Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the leased premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease.

39.

CONSTRUCTION LIEN.

A.

Should any construction lien or other lien be filed against any portion of the Building by reason of Tenant’s acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be cancelled and discharged of record by bond or otherwise within TEN (10) days after receipt of notice from Landlord to Tenant. Anything to the contrary notwithstanding it is clearly understood and agreed that no contractor or other person providing material, labor, services, equipment, fixtures or the like, shall have a lien against the property or any interest of Landlord; Tenant shall disclose this provision to its contractors, suppliers, or servicemen; however this provision shall be valid whether or not communicated by Tenant. No Uniform Commercial Code Financing Statement or any security interest shall be filed by the Tenant against Landlord’s property or any interest of Landlord and no such filing shall affect the property or interest of Landlord.

B.

NOTICE IS HEREBY GIVEN THAT PURSUANT TO 713.10, Fla. Statutes, LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIAL FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING THE LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO CONSTRUCTION LIEN OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF TIE LANDLORD IN THE LEASED PREMISES. TENANT SHALL DISCLOSE THE FOREGOING PROVISIONS TO ANY CONTRACTOR ENGAGED BY TENANT AND PROVIDING LABOR, SERVICES OR MATERIAL TO THE TENANT AND/OR THE LEASED PREMISES.

40.

IMPROVEMENTS TO REMAIN WITH LANDLORD.

Tenant agrees that any interior walls, carpeting or partitions installed by the Tenant shall remain with the leased premises upon the expiration of this Lease.

41.

INDEMNIFICATION.

Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all liability for any and all losses, claims, expenses damages, death, bodily injury, property damage, or damages of any kind, including without limitation, damage to the leased premises or to Tenant’s property, consequential damages, all costs and expenses, court costs and attorneys’ fees imposed on Tenant by any person whomsoever that occurs from (1) the acts, omissions, negligence, willful misconduct or strict liability of the Tenant, its employees, agents and/or independent contractors; and (2) any breach of any provisions of this Lease. Tenant, to the extent permitted by law, releases and waives all claims against the Landlord, its agents, employees and officers for injury or damage to the person or persons, property or business sustained in or about the leased premises whether such damage is caused by the Landlord or any other person, except for the gross negligence and willful misconduct by the Landlord, its agents and employees. These provisions shall survive this Lease,

42.

EXCULPATION.

Anything to the contrary in this Lease notwithstanding, the covenants contained in this Lease to be performed by Landlord shall not be binding personally, but instead said covenants are made for the purpose of binding only the Landlord’s interest and the interest of Landlord’s members in the Building and shall be enforceable only with respect to the right, title and interest of Landlord and Landlord’s members in the Building as the same may be encumbered. It is understood that in no event shall Tenant have any right to levy execution against any property of Landlord (or its members, agents and employees) other than its interest in the Building.

43.

HEADINGS AND PRESUMPTIONS.

Headings contained herein are for convenience only and cannot be relied on by either party to modify or confer substantive rights or obligations. The parties acknowledge that the preparation and delivery of this Lease is the product of joint efforts and input. In the event of dispute or litigation, neither party shall be entitled to any assumptions or presumptions based on which party drafted the Lease.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first written above.

WITNESSES:	LANDLORD: 511 ENTERPRISES, INC.

/s/ Rosemary S. Manfra	/s/ George Aslanian, President
Rosemary S. Manfra	By:	George Aslanian, President

/s/ Blake Ruderman
Blake Ruderman

WITNESSES:	TENANT: MMAX MEDIA, INC.

/s/ Rosemary S. Manfra	/s/ Ed Cespedes
Rosemary S. Manfra	By:	Ed Cespedes, CEO